Exh. 99.1

                                 ECONNECT, INC.

                         2003 SPECIAL STOCK OPTION PLAN

1. DEFINITIONS.

Each of the following terms shall have the respective meanings set forth below for purposes of this Plan, whether employed in the singular or plural unless the particular context in which said term is used clearly indicates otherwise:

"Option" shall mean the right to purchase a specified number of shares of the Common Stock (as such term is defined below) pursuant to the terms and conditions set forth in this Plan.

"Optionee" shall mean the recipient of Options hereunder. Any reference herein to the employment or consultancy of an Optionee by the Company shall include Optionee's employment or consultancy by the Company or its subsidiaries, if any.

"Effective Date" shall mean as of January 2, 2003.

"Plan Termination Date" shall mean the date upon which this Plan terminates.

"Directors" shall mean each and every member of the Board of Directors of the Company (as such term is defined below) as presently constituted and as may otherwise be constituted during the term hereof.

2. PURPOSE.

The purpose of this Plan is to give eConnect, Inc. (the "Company") the ability to attract and retain highly qualified and experienced consultants ("Participants") and to give such Participants a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to this Plan, eligible Participants will be provided the opportunity to participate in the enhancement of shareholder value through the grants of options and/or fees payable in stock, or any combination thereof. The term "subsidiary" as used in this Plan shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

3. ADMINISTRATOR(S) OF THIS PLAN.

(a) Subject to the provisions of Section 5, this Plan shall be administered by the Board or by an Administrator(s) of the Board (in either case, hereinafter referred to as the "Administrator(s)"). The Administrator(s), if so appointed, may adopt such rules and regulations as he or she shall deem appropriate concerning this Plan and the Options and make all other determinations necessary or advisable for administering this Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of Options to be included in the grants, the length of time the Options are exercisable, the Option exercise price, and any vesting schedule with respect to the Options. All determinations and interpretations by the Administrator(s) shall be binding and conclusive upon all parties.

(b) Each grant made pursuant to this Plan shall be evidenced by an Option Agreement (the "Agreement"). No person shall have any rights under any Option granted under this Plan unless and until the person to whom such Option shall be granted shall have executed and delivered an Agreement to the Company. The Administrator(s) shall prescribe the form of all Agreements. A fully executed counterpart of the Agreement shall be provided to both the Company and the recipient of the grant.

(c) The Company shall indemnify and hold harmless the Directors and the Administrator(s) from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, and/or criminal acts of such persons.

4. SHARES OF STOCK SUBJECT TO THIS PLAN.

The maximum number of shares of the voting common stock of the Company, par value $0.001 per share (the "Common Stock"), that may be optioned under this Plan is 30,700,000 shares, subject to adjustment as provided in Section 15 hereof. Any shares subject to an Option which for any reason expires or is terminated unexercised may again be optioned under this Plan. Shares subject to this Plan may be either, authorized and un-issued shares or issued shares repurchased or otherwise acquired by the Company or its subsidiaries.

5. GRANT OF OPTIONS.

(a) The Administrator(s) shall have the authority and responsibility, within the limitations of this Plan, to determine the consultants to whom and the times at which Options are to be granted, the number of shares of Common Stock which may be purchased under each Option, the provisions of the respective Option Agreements (which need not be identical) including provisions concerning the time or times when, and the extent to which, the Options may be exercised, and the Option exercise price. All Options pursuant to this Plan shall be granted on or before the Plan Termination Date.

(b) In determining the consultants to whom Options shall be granted, the number of shares of Common Stock to be covered by each such Option, and the provisions of the respective Option Agreements, the Administrator(s) shall take into consideration the consultant's present and potential contribution to the success of the Company and such other factors as the Administrator(s) may deem proper and relevant.

6. ELIGIBILITY.

Consultants who provide bona fide services to the Company are eligible to be granted Options, free trading stock, under this Plan and to have their consulting fees payable in free trading stock. The consultants who shall receive Options under this Plan, and the criteria to be used in determining the grant to be made, shall be determined from time to time by the Administrator(s), in their sole discretion, from among those eligible, which may be based upon information furnished to the Administrator(s) by the Company's management; and the Administrator(s) shall determine, in their sole discretion, the number of shares to be covered by each Option granted to each consultant selected.

7. DURATION OF THIS PLAN.

No Option may be granted under this Plan after more than ten (10) years from the earlier of the date this Plan is adopted by the Board.

8. TERMS AND CONDITIONS OF STOCK OPTIONS.

Options granted under this Plan may be either incentive stock options, as defined in Section 422 of the Code, or Options other than incentive stock options. Each Option shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Administrator(s) shall determine:

(a) The Option price per share shall be set by the Board of Directors at the time of each Option grant.

(b) The exercise of certain Options granted under this Plan may be subject to the attainment of such performance goals, and/or during such period as may be determined by the Administrator(s) and stated in the Agreement.

(c) An Option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option. If a fractional share of Common Stock shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

(d) Each Option shall state whether it will or will not be treated as an incentive stock option.

(e) Each Option will be deemed exercised on the day written notice specifying the number of shares to be purchased, accompanied by payment in full including, if required by law, applicable taxes, is received by the Company. Payment, except as provided in the Agreement shall be:

(i) in United States dollars by check or bank draft, or

(ii) by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the Option, which may include shares received as the result of a prior exercise of an Option, and having an aggregate fair market value, on the date on which the Option is exercised, equal to the total cash exercise price applicable to the Options being exercised, or

(iii) by a combination of United States dollars and shares of Common Stock valued as aforesaid.

For purposes of this Plan, fair market value shall be the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange or an automated securities quotation exchange on the relevant date, provided however, if there is no sale of the Common Stock on such exchange on such date, fair market value shall be the mean between the bid and asked prices on such exchange at the close of the market on such date. No Optionee shall have any rights to dividends or other right of a shareholder with respect to shares of Common Stock subject to his or her Option until he or she has given written notice of exercise of such Option and paid in full for such shares.

(f) Notwithstanding the foregoing, the Administrator(s) may, in their sole discretion, include in the Agreement a provision to allow for the cashless exercise of any Options granted by such Agreement under this Plan.

(g) Except as provided in the applicable Agreement, an Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the grantee was a consultant or employee of either the Company (or of a division) or subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and to what extent, an Option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the Option. If the grantee should die, or become permanently disabled as determined by the Administrator(s) at any time when the Option, or any portion thereof, shall be exercisable, the Option will be exercisable within a period provided for in the Agreement, by the Optionee or person or persons to whom his or her rights under the Option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the Option. The Administrator(s) may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

(h) Each Option by its terms shall be personal and shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee. In the event any Option is exercised by the executors, Administrators, heirs or distributees of the estate of a deceased Optionee as provided in
Section 8(h) above, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee's estate or the proper legatees or distributees thereof.

(i) No incentive stock option shall be granted to an employee who owns or would be treated as owning by attribution under Code Section 424(d) immediately before the grant of such incentive stock option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction shall not apply if: (i) at the time such incentive stock option is granted, the Option price is at least 110% of the fair market value of the shares of Common Stock subject to the Option, as determined in accordance with Section 8(e) on the date of grant, and (ii) the incentive stock option by its terms is not exercisable after the expiration of five years from the date of its grant.

(j) An Option and any Common Stock received upon the exercise of an Option shall be subject to such other transfer restriction and/or legending requirements as are specified in the applicable Agreement.

(k) With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("1934 Act"), this Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) ("Rule 16b-3") promulgated under the 1934 Act. In such instance, to the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted bylaw and deemed advisable by the Administrator. In addition, the Board may amend this Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

9. CHANGE IN CONTROL.

Each Agreement may, in the sole discretion of the Administrator(s), provide that any or all of the following actions may be taken upon the occurrence of a change in control (as defined in the Agreement) with respect to the Company:

(a) acceleration of time periods for purposes of vesting in, or realizing gain from, or exercise of any outstanding Option pursuant to this Plan;

(b) offering to purchase any outstanding Option pursuant to this Plan from the holder for its equivalent cash value, as determined by the Administrator(s), as of the date of the change in control; or

(c) making adjustments or modifications to outstanding Options as the Administrator(s) deems appropriate to maintain and protect the rights and interests of the Participants following such change in control, provided, however, that the exercise period of any option may not be extended beyond 10 years from the date of grant.

10. RIGHTS OF CONSULTANTS.

(a) No person shall have any rights or claims under this Plan except in accordance with the provisions of this Plan and each Agreement.

(b) Nothing contained in this Plan and Agreement shall be deemed to give any consultant the right to continued employment by the Company or its divisions or subsidiaries.

11. WITHHOLDING TAXES.

The Company shall require a payment from a Participant to cover applicable withholding for income and employment taxes upon the happening of any event pursuant to this Plan which requires such withholding. The Company reserves the right to offset such tax payment from any funds which may be due the Participant from the Company or its subsidiaries or divisions or, in its discretion, to the extent permitted by applicable law, to accept such tax payment through the delivery of shares of Common Stock owned by the Participant or by utilizing shares of the Common Stock which were to be delivered to the Participant pursuant to this Plan, having an aggregate fair market value, determined as of the date of payment, equal to the amount of the payment due.

12. ADJUSTMENTS.

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted appropriately by the Board, and, where deemed appropriate, the number of shares covered by outstanding stock options, and the option price of outstanding stock options, shall be similarly adjusted. If another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Administrator(s). In the event of any other change affecting the shares of Common Stock available for Option grants under this Plan, such adjustment, if any, as may be deemed equitable by the Administrator(s), shall be made to preserve the intended benefits of this Plan giving proper effect to such event.

13. MISCELLANEOUS PROVISIONS.

(a) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any Option under this Plan. The expenses of this Plan shall be borne by the Company.

(b) The Administrator(s) may, at any time and from time to time after the granting of an Option hereunder, specify such additional terms, conditions and restrictions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, the Code, federal and state securities laws and methods of withholding or providing for the payment of required taxes.

(c) If at any time the Administrator(s) shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised in whole or in part unless and until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Administrator(s).

(d) By accepting any benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under this Plan by the Administrator(s), the Company or the Board.

(e) This Plan shall be governed by and construed in accordance with the laws of the Company's state of incorporation.

(f) Administrator(s) members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

14. LIMITS OF LIABILITY.

(a) Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option shall be based solely upon contractual obligations created by this Plan and Agreement.

(b) Neither the Company nor a division or subsidiary of the Company, nor any member of the Administrator(s) or the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in connection with this Plan, except as may expressly be provided by statute.

15. AMENDMENTS AND TERMINATION.

The Board may, at any time, amend, alter or discontinue this Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of Options, without his or her written consent, or which, without the approval of the shareholders would:

(a) except as provided in Section 12, increase the maximum number of shares of Common Stock which may be issued under this Plan;

(b) except as provided in Section 12, decrease the option price of an Option to less than 100% of the fair market value (as determined in accordance with Section 8(e)) of a share of Common Stock on the date of the granting of the Option;

(c) materially change the class of persons eligible to receive an award of Options under this Plan;

(d) extend the duration of this Plan; or

(e) materially increase in any other way the benefits accruing to Participants.

16. DURATION.

This Plan shall be adopted by the Board and approved by the Company's shareholders and such regulatory bodies as may in each case be necessary, which approvals, if required, must occur either before, or no later than the period ending twelve months after the date, this Plan is adopted. Subject to such approvals, grants may be made under this Plan between the date of its adoption and receipt of such approvals. This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating this Plan;

(b) the date all shares of Common Stock subject to this Plan are purchased according to this Plan's provisions; or

(c) ten years from the date of adoption of this Plan by the Board.

No such termination of this Plan shall adversely affect the rights of any Participant hereunder and all Options previously granted hereunder shall continue in force and in operation after the termination of this Plan, except as they may be otherwise terminated in accordance with the terms of this Plan.

17. OTHER COMPENSATION PLANS.

This Plan shall not be deemed to preclude the implementation by the Company of other compensation plans which may be in effect from time to time, nor adversely affect any rights of Participants under any other compensation plans of the Company.

18. NON-TRANSFERABILITY.

No right or interest in any award granted under this Plan shall be assignable or transferable, except as set forth in this Plan and required by law, and no right or interest of any participant in any award shall be liable for, or subject to, any lien, obligation or liability except as set forth in this Plan or as required by law.

Adopted this 2d day of January 2003 by the Board of Directors of eConnect, Inc.:

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Pedro, State of California, on October 28, 2002.

eConnect

By:/s/ Chris Jenson, Acting CEO
--------------------------------------

/s/ Jack Hall, Secretary and Director
--------------------------------------